EXHIBIT 99.1 NEWS RELEASE INVESTOR RELATIONS CONTACT: J. Eric Bjornholt -- CFO..... (480) 792-7804

MICROCHIP TECHNOLOGY ANNOUNCES FINANCIAL RESULTS
FOR THIRD QUARTER OF FISCAL YEAR 2021

•Net sales of $1.35 billion, up 3.3% sequentially and up 5.0% from the year ago quarter. The midpoint of our guidance provided on November 5, 2020 was net sales of $1.34 billion.
•On a GAAP basis: record gross margin of 62.6%; operating income of $245.6 million; net income of $36.2 million; and EPS of $0.13 per diluted share. Our guidance provided on November 5, 2020 was for GAAP EPS of $0.38 to $0.45 per diluted share. Our guidance did not include the $142.1 million loss on debt settlement associated with our debt refinancing activities.
•On a Non-GAAP basis: record gross margin of 63.0%; operating income of $538.1 million and a record 39.8% of net sales; net income of $444.9 million and EPS of $1.62 per diluted share. Our guidance provided on November 5, 2020 was for Non-GAAP EPS of $1.51 to $1.63 per diluted share.
•Cash flow from operations of $509.7 million.
•Paid down $289.7 million of debt in the December 2020 quarter. Cumulatively paid down $3.24 billion of debt over the last ten quarters.
•Record quarterly dividend declared of 39 cents per share, an increase of 5.8% from the prior quarter.

CHANDLER, Arizona - February 4, 2021 - (NASDAQ: MCHP) - Microchip Technology Incorporated, a leading provider of smart, connected and secure embedded control solutions, today reported results for the three months ended December 31, 2020 as summarized in the following table:

	Three Months Ended December 31, 2020(1)
Net sales	$1,352.1
	GAAP	%	Non-GAAP(2)%
Gross margin	$845.8	62.6%	$852.2	63.0%
Operating income	$245.6	18.2%	$538.1	39.8%
Other expense	$(228.8)		$(73.5)
Income tax (benefit) provision	$(19.4)		$19.7
Net income	$36.2	2.7%	$444.9	32.9%
Net income per diluted share	$0.13		$1.62
(1)    In millions, except per share amounts and percentages of net sales.
(2)     See the "Use of Non-GAAP Financial Measures" section of this release.

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Microchip Technology Incorporated 2355 West Chandler Blvd. Chandler, AZ 85224-6199 Main Office 480•792•7200

Microchip Technology Reports
Third Quarter Fiscal 2021
Financial Results

GAAP net sales for the third quarter of fiscal 2021 were $1.35 billion, up 5.0% from net sales of $1.29 billion in the prior year's third fiscal quarter.

GAAP net income for the third quarter of fiscal 2021 was $36.2 million, or $0.13 per diluted share, down from GAAP net income of $311.1 million, or $1.20 per diluted share, in the prior year's third fiscal quarter. For the third quarters of fiscal 2021 and fiscal 2020, GAAP net income was significantly adversely impacted by purchase accounting adjustments associated with our acquisitions. For the third quarter of fiscal 2021, GAAP net income was significantly adversely impacted by a loss on debt settlement.

Non-GAAP net income for the third quarter of fiscal 2021 was $444.9 million, or $1.62 per diluted share, up from non-GAAP net income of $340.8 million, or $1.32 per diluted share, in the prior year's third fiscal quarter. For the third quarters of fiscal 2021 and fiscal 2020, our non-GAAP results exclude the effect of share-based compensation, COVID-19 shelter-in-place restrictions on manufacturing activities, expenses related to our acquisition activities (including intangible asset amortization, severance and other restructuring costs, and legal and other general and administrative expenses associated with acquisitions including legal fees and expenses for litigation and investigations related to our Microsemi acquisition), professional services associated with certain legal matters, IT security remediation costs, non-cash interest expense on our convertible debentures, losses on the settlement of debt, and gains related to equity investments. For the third quarters of fiscal 2021 and fiscal 2020, our non-GAAP income tax expense is presented based on projected cash taxes for the applicable fiscal year, excluding transition tax payments under the Tax Cuts and Jobs Act. A reconciliation of our non-GAAP and GAAP results is included in this press release.

Microchip announced today that its Board of Directors has declared a record quarterly cash dividend on its common stock of 39 cents per share, up 5.8% from the cash dividend paid last quarter. The quarterly dividend is payable on March 8, 2021 to stockholders of record on February 22, 2021.

"The December quarter represented a shift of the business cycle back to growth as we saw a 3.3% sequential growth in revenue during the December quarter, which typically would be a sequentially down quarter in a normal seasonal environment," said Steve Sanghi, Chief Executive Officer. "Supply constraints in the industry are creating lots of challenges in meeting customer demand and our global operations team is working hard at increasing production at our internal factories and also working with our supply chain partners to get larger allocations of manufacturing capacity and materials."

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Microchip Technology Reports
Third Quarter Fiscal 2021
Financial Results

Mr. Sanghi added, "We delivered a record non-GAAP gross margin of 63% and a record non-GAAP operating margin of 39.8% in the December quarter. We achieved non-GAAP EPS of $1.62 which was 5 cents above the midpoint of our guidance."

"In the December quarter, we saw the automotive, industrial and consumer home appliance markets strengthen further," said Ganesh Moorthy, President and Chief Operating Officer. "As expected, the end markets that benefited earlier in 2020 from the work from home and medical related demand surge remained at more normal demand patterns. Finally, demand for our products that go into the office environment remained weak as many businesses remain predominantly with work from home policies, thus deferring spending for these items."

Mr. Moorthy added, "During the December quarter, a robust overall business environment, accentuated by rising demand in the automotive, industrial and consumer end market, along with low levels of inventory in the distribution channel, resulted in supply constraints in practically all of our internal and external factories. In spite of our concerted efforts to increase our capacity, we expect the supply constraints we are currently seeing to continue through much of calendar year 2021. As a result, we have seen our lead times stretch out for many of our products where the constraints are more acute. We have also experienced increases in material and sub-contracted manufacturing costs and have had to take steps to secure capacity for calendar year 2021 as well as adjust our pricing accordingly."

Eric Bjornholt, Microchip's Chief Financial Officer, said, "We continued to aggressively pay down our debt with another $289.7 million of payments during the December quarter, reflecting a cumulative debt pay down of $3.24 billion over the past ten quarters, as we have actively managed the working capital requirements for the business. In the December quarter, we executed multiple debt transactions which both reduced the amount of convertible bonds we have on our balance sheet as well as reduced the weighted average interest rate of our outstanding debt. In calendar year 2020, we reduced the amount of convertible bonds on Microchip's balance sheet by approximately $2.9 billion. We believe that these actions with our convertible bonds will continue to benefit our stockholders by significantly reducing share count dilution to the extent our stock price appreciates over time."

Mr. Sanghi concluded, "Our December quarter bookings were strong and have continued that way through January, resulting in record levels of backlog and long-term order visibility. Supply constraints are currently a significant challenge as our internal and external manufacturing capacity is facing limitations. We expect our net sales in the March quarter to be up between 5% and 10% sequentially. We are guiding to a much stronger than seasonal March quarter and we expect significant revenue growth in calendar year 2021."

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Microchip Technology Reports
Third Quarter Fiscal 2021
Financial Results

Microchip's Highlights for the Quarter Ended December 31, 2020:

•Announced our PIC18 Q84 family, the first PIC18 microcontroller (MCU) family for automotive designers that can be used to transmit and receive data through a Controller Area Network Flexible Data-Rate (CAN FD) bus.

•Unveiled our PIC18-Q41 and AVR DB MCU microcontroller families, the first to combine advanced analog peripherals and multi-voltage operation with inter-peripheral connections for increased system integration and reduced signal acquisition times.

•Expanded our motor control offering with digital signal controllers and microcontrollers supported by design tools, development hardware, a torque-maximizing algorithm and a refrigerator compressor reference design.

•Introduced our first Trust&GO Wi-Fi® 32-bit MCU module with advanced peripheral options pre-provisioned for market-leading cloud platforms. The all-in-one WFI32E01PC Trust&GO solution delivers powerful MCU functionality and verifiable identity.

•Unveiled our MXT336UD-MAUHA1 family, the first safety-certified capacitive touchscreen controllers for the home appliance market offering IEC/UL 60730 Class B pre-certified solutions for OEMs.

•Unveiled our XpressConnect™ family of low-latency PCI Express® (PCIe®) 5.0 and Compute Express Link™ (CXLTM) 1.1/2.0 retimers, tripling high-speed signal reach and enabling data center equipment providers to harness advancement in compute IO performance.

•Collaborated with Innovium to deliver the industry’s highest-density secured Ethernet switching solution for hyperscale data centers and telecom service providers, demonstrating interoperability between Microchip’s META-DX1 terabit-class Ethernet Physical-Layer (PHY) devices and Innovium’s TERALYNX® 7 Ethernet switches.

•Introduced our MCP47/48FxBx8 family of octal 12-bit digital-to-analog converters, the first to include nonvolatile memory and an integrated voltage reference source so they can be pre-configured for safe and efficient power-up without relying on the system processor.

•Introduced our CryptoAutomotive™ security IC, the TrustAnchor100 (TA100) – the first cryptographic companion device supporting in-vehicle network security solutions such as secure boot, firmware update and message authentication.

•Announced our LX772, the first highly integrated radiation-hardened motor controller, consolidating essential functions for the motor control and position sensing circuitry of satellite elements into a single chip, increasing reliability while reducing weight.

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Microchip Technology Reports
Third Quarter Fiscal 2021
Financial Results

•Introduced our newest generation of AEC-Q101 qualified 700 and 1200V Silicon Carbide (SiC) Schottky Barrier Diode (SBD) devices for automotive applications, providing Electric Vehicle (EV) system designers with solutions that meet stringent automotive quality standards.

•Announced our RTG4™ Field Programmable Gate Array (FPGA) family, the first of its kind in a Ceramic Quad Flat Pack option to achieve qualification to the industry’s Qualified Manufacturers List (QML), and offering a unique combination of radiation hardening by design.

•Announced our low-power radiation-tolerant PolarFire FPGA available in engineering silicon and on a path to full QML Class V spaceflight qualification, so customers can prototype with the same FPGA silicon and package now headed for space qualification.

•Acquired LegUp Computing Inc., expanding our Field-Programmable Gate Array (FPGA)-based edge compute solution stack with a high-level synthesis tool to make it easier for software engineers to harness the algorithm-accelerating power of its PolarFire® FPGA and PolarFire System on Chip (SoC) platforms.

•Introduced 64 Mbit parallel SuperFlash® memory to our family of radiation-tolerant COTS-based devices for space systems, complementing its COTS-based processors and communication interfaces to streamline development of space-qualified and scalable total system solutions.

•Acquired Tekron International Ltd., a global leader in high-precision GPS and atomic clock time-keeping technologies and solutions for the smart grid and other industrial applications.

Fourth Quarter Fiscal Year 2021 Outlook:

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Microchip Technology Reports
Third Quarter Fiscal 2021
Financial Results

The following statements are based on current expectations. These statements are forward-looking, and actual results may differ materially. We are not able to predict whether inventory at our distributors will increase or decrease during the quarter and are therefore providing a range of GAAP net sales guidance. In recent years, we have seen net inventory at our distributors increase or decrease by a significant amount in a single quarter.

Microchip Consolidated Guidance
Net Sales	$1.420 to $1.487 billion
	GAAP	Non-GAAP Adjustments	Non-GAAP(1)
Gross Margin	62.8% to 63.2%	$6.9 to $7.9 million	63.3% to 63.7%
Operating Expenses(2)	43.0% to 44.1%	$290.5 to $294.3 million	23.2% to 23.6%
Operating Income	18.8% to 20.2%	$297.4 to $302.2 million	39.7% to 40.5%
Other Expense, net	$88.0 to $90.0 million	$13.0 million	$75.0 to $77.0 million
Income Tax Provision	$32.1 to $47.2 million(3)	$11.3 to $24.9 million	$20.8 to $22.3 million(4)
Net Income	$146.2 to $162.9 million	$321.7 to $340.1 million	$467.9 to $503.0 million
Diluted Common Shares Outstanding	Approximately 280.2 to 281.2 million shares		Approximately 280.2 to 281.2 million shares
Earnings per Diluted Share	$0.52 to $0.58	$1.15 to $1.21	$1.67 to $1.79
(1)    See the "Use of Non-GAAP Financial Measures" section of this release for information regarding our non-GAAP guidance.
(2)    We are not able to estimate the amount of certain Special Charges and Other, net that may be incurred during the quarter ending March 31, 2021. Therefore, our estimate of GAAP operating expenses excludes certain amounts that may be recognized as Special Charges and Other, net in the quarter ending March 31, 2021.
(3)    The forecast for GAAP tax expense excludes any unexpected tax events that may occur during the quarter, as these amounts cannot be forecasted.
(4)    Represents expected cash tax rate for fiscal 2021 excluding any transition tax payments associated with the Tax Cuts and Jobs Act.

•Microchip's inventory days in the March 2021 quarter are expected to be in the range of 111 to 119 days, compared to 120 days at December 31, 2020. Our actual inventory level will depend on the inventory that our distributors decide to hold to support their customers, overall demand for our products and our production levels.

•Capital expenditures for the quarter ending March 31, 2021 are expected to be between $50 million and $60 million. Capital expenditures for all of fiscal 2021 are expected to be between $87 million and $97 million. We are continuing to invest in the equipment needed to support the growth of our production capabilities, and to mitigate industry capacity constraints, by bringing in-house some of our wafer fabrication, assembly and test operations that are currently outsourced.

Under the new GAAP revenue recognition standard which we adopted on April 1, 2018, we are required to recognize revenue when control of the product changes from us to a customer or distributor. We focus our sales and marketing efforts on creating demand for our products in the end markets we serve and not on moving
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Microchip Technology Reports
Third Quarter Fiscal 2021
Financial Results

inventory into our distribution network. Therefore, the elements of our internal performance and executive and employee compensation metrics that are based on sales and operating results are measured using the value of the end-market demand for our products. We use end-market demand for these purposes because we do not believe that the underlying value of our business benefits from increases in the value of inventory that is held in the supply chain. As many of our products are designed into customer applications with relatively long lives, such value is only realized when the end-market demand is created and the supply chain sells the inventory to the end customer. We define end-market demand as the net dollar amount of our products, licensing revenue and other services delivered to our direct (non-distributor) customers and by our distributors to their customers. We are able to calculate end-market demand based on information that our distributors provide us about their product shipments to their customers and inventory holdings. The value of end-market demand from our distributors is calculated as the net transaction value of these shipments. We believe that our end-market demand metric reflects true end-market demand based on when product is sold to direct customers or by our distributors to an end customer. We believe the use of end-market demand is also important to investors and users of our financial statements as it reflects the final outcome of our sales activities whereas our GAAP net sales are based on estimates made earlier in (or before the end of) the process of creating and fulfilling demand is complete. We also manage our manufacturing and supply chain operations, including our distributor relationships, towards the goal of having our products available at the time and location the end customer desires. Management uses end-market demand to manage and assess the profitability of our business and when developing and monitoring our budgets and spending. Many of our investors have requested that we disclose end-market demand metric because they believe it is useful in understanding our performance as it provides better information regarding end-market demand for our products. Therefore, we believe that it is useful to investors for us to disclose end-market demand. Our determination of end-market demand metric might not be the same as similarly titled measures used by other companies.

Use of Non-GAAP Financial Measures: Our non-GAAP adjustments, where applicable, include the effect of share-based compensation, COVID-19 shelter-in-place restrictions on manufacturing activities, expenses related to our acquisition activities (including intangible asset amortization, severance and other restructuring costs, and legal and other general and administrative expenses associated with acquisitions including legal fees and expenses for litigation and investigations related to our Microsemi acquisition), professional services associated with certain legal matters, IT security remediation costs, non-cash interest expense on our convertible debentures, losses on the settlement of debt, and gains related to equity investments. For the third quarters of fiscal 2021 and fiscal 2020, our non-GAAP income tax expense is presented based on projected cash taxes for the fiscal year, excluding transition tax payments under the Tax Cuts and Jobs Act.

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Microchip Technology Reports
Third Quarter Fiscal 2021
Financial Results

We are required to estimate the cost of certain forms of share-based compensation, including employee stock options, restricted stock units and our employee stock purchase plan, and to record a commensurate expense in our income statement. Share-based compensation expense is a non-cash expense that varies in amount from period to period and is affected by the price of our stock at the date of grant. The price of our stock is affected by market forces that are difficult to predict and are not within the control of management. Our other non-GAAP adjustments are either non-cash expenses, unusual or infrequent items or other expenses related to transactions. Management excludes all of these items from its internal operating forecasts and models.

We are using non-GAAP operating expenses in dollars including non-GAAP research and development expenses and non-GAAP selling, general and administrative expenses, non-GAAP other expense, net, and non-GAAP income tax rate, which exclude the items noted above, as applicable, to permit additional analysis of our performance.

Management believes these non-GAAP measures are useful to investors because they enhance the understanding of our historical financial performance and comparability between periods. Many of our investors have requested that we disclose this non-GAAP information because they believe it is useful in understanding our performance as it excludes non-cash and other charges that many investors feel may obscure our underlying operating results. Management uses non-GAAP measures to manage and assess the profitability of our business and for compensation purposes. We also use our non-GAAP results when developing and monitoring our budgets and spending. Our determination of these non-GAAP measures might not be the same as similarly titled measures used by other companies, and it should not be construed as a substitute for amounts determined in accordance with GAAP. There are limitations associated with using these non-GAAP measures, including that they exclude financial information that some may consider important in evaluating our performance. Management compensates for this by presenting information on both a GAAP and non-GAAP basis for investors and providing reconciliations of the GAAP and non-GAAP results.

Generally, gross margin fluctuates over time, driven primarily by the mix of products sold and licensing revenue; variances in manufacturing yields; fixed cost absorption; wafer fab loading levels; costs of wafers from foundries; inventory reserves; pricing pressures in our non-proprietary product lines; and competitive and economic conditions. Operating expenses fluctuate over time, primarily due to net sales and profit levels.

Diluted Common Shares Outstanding can vary for, among other things, the trading price of our common stock, the exercise of options or vesting of restricted stock units, the potential for incremental dilutive shares from our convertible debentures (additional information regarding our share count is available in the investor relations section of our website under the heading "Supplemental Financial Information"), and repurchases or issuances of
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Microchip Technology Reports
Third Quarter Fiscal 2021
Financial Results

shares of our common stock. The diluted common shares outstanding presented in the guidance table above assumes an average Microchip stock price in the March 2021 quarter between $140 and $150 per share (however, we make no prediction as to what our actual share price will be for such period or any other period and we cannot estimate what our stock option exercise activity will be during the quarter).
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MICROCHIP TECHNOLOGY INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in millions, except per share amounts)

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2020	2019	2020	2019
Net sales	$1,352.1	$1,287.4	$3,971.3	$3,947.8
Cost of sales	506.3	501.9	1,519.3	1,519.6
Gross profit	845.8	785.5	2,452.0	2,428.2

Research and development	210.1	217.1	607.9	656.0
Selling, general and administrative	154.2	170.7	445.2	510.9
Amortization of acquired intangible assets	231.6	248.7	699.9	745.4
Special charges and other, net	4.3	17.8	8.9	29.5
Operating expenses	600.2	654.3	1,761.9	1,941.8

Operating income	245.6	131.2	690.1	486.4

Other expense, net	(228.8)	(120.6)	(495.0)	(381.8)
Income before income taxes	16.8	10.6	195.1	104.6
Income tax benefit	(19.4)	(300.5)	(38.3)	(366.1)
Net income	$36.2	$311.1	$233.4	$470.7

Basic net income per common share	$0.14	$1.30	$0.91	$1.97
Diluted net income per common share	$0.13	$1.20	$0.87	$1.84

Basic common shares outstanding	263.4	239.2	255.7	238.5
Diluted common shares outstanding	275.4	258.3	267.0	255.8

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MICROCHIP TECHNOLOGY INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions)

ASSETS
	December 31,	March 31,
	2020	2020
	(Unaudited)
Cash and short-term investments	$372.7	$403.0
Accounts receivable, net	893.8	934.0
Inventories	666.1	685.7
Other current assets	219.9	194.5
Total current assets	2,152.5	2,217.2

Property, plant and equipment, net	827.4	876.1
Other assets	13,596.2	14,332.8
Total assets	$16,576.1	$17,426.1

LIABILITIES AND STOCKHOLDERS' EQUITY

Accounts payable and accrued liabilities	$1,029.0	$1,028.6
Current portion of long-term debt	1,493.2	608.8
Total current liabilities	2,522.2	1,637.4

Long-term debt	7,647.8	8,873.4
Long-term income tax payable	669.6	668.4
Long-term deferred tax liability	9.9	318.5
Other long-term liabilities	429.6	342.9

Stockholders' equity	5,297.0	5,585.5
Total liabilities and stockholders' equity	$16,576.1	$17,426.1

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MICROCHIP TECHNOLOGY INCORPORATED AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(in millions except per share amounts and percentages)
(unaudited)

RECONCILIATION OF GAAP GROSS PROFIT TO NON-GAAP GROSS PROFIT

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2020	2019	2020	2019
Gross profit, as reported	$845.8	$785.5	$2,452.0	$2,428.2
Share-based compensation expense	6.4	5.7	18.8	15.8
COVID-19 shelter-in-place restrictions on manufacturing activities	—	—	2.8	—
Non-GAAP gross profit	$852.2	$791.2	$2,473.6	$2,444.0
Non-GAAP gross profit percentage	63.0%	61.5%	62.3%	61.9%

RECONCILIATION OF GAAP RESEARCH AND DEVELOPMENT EXPENSES TO NON-GAAP RESEARCH AND DEVELOPMENT EXPENSES

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2020	2019	2020	2019
Research and development expenses, as reported	$210.1	$217.1	$607.9	$656.0
Share-based compensation expense	(25.0)	(21.2)	(70.0)	(63.0)
Acquisition-related	(0.2)	—	(0.2)	(0.1)
Non-GAAP research and development expenses	$184.9	$195.9	$537.7	$592.9
Non-GAAP research and development expenses as a percentage of net sales	13.7%	15.2%	13.5%	15.0%

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RECONCILIATION OF GAAP SELLING, GENERAL AND ADMINISTRATIVE EXPENSES TO NON-GAAP SELLING, GENERAL AND ADMINISTRATIVE EXPENSES

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2020	2019	2020	2019
Selling, general and administrative expenses, as reported	$154.2	$170.7	$445.2	$510.9
Share-based compensation expense	(19.8)	(16.6)	(54.5)	(50.7)
Acquisition-related	(0.8)	(10.2)	(1.4)	(24.8)
Professional services associated with certain legal matters	(4.3)	—	(9.1)	—
IT security remediation	(0.1)	(0.7)	(1.4)	(5.7)
Non-GAAP selling, general and administrative expenses	$129.2	$143.2	$378.8	$429.7
Non-GAAP selling, general and administrative expenses as a percentage of net sales	9.6%	11.1%	9.5%	10.9%

RECONCILIATION OF GAAP OPERATING EXPENSES TO NON-GAAP OPERATING EXPENSES

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2020	2019	2020	2019
Operating expenses, as reported	$600.2	$654.3	$1,761.9	$1,941.8
Share-based compensation expense	(44.8)	(37.8)	(124.5)	(113.7)
Acquisition-related	(1.0)	(10.2)	(1.6)	(24.9)
Professional services associated with certain legal matters	(4.3)	—	(9.1)	—
IT security remediation	(0.1)	(0.7)	(1.4)	(5.7)
Amortization of acquired intangible assets	(231.6)	(248.7)	(699.9)	(745.4)
Special charges and other, net	(4.3)	(17.8)	(8.9)	(29.5)
Non-GAAP operating expenses	$314.1	$339.1	$916.5	$1,022.6
Non-GAAP operating expenses as a percentage of net sales	23.2%	26.4%	23.1%	25.9%

RECONCILIATION OF GAAP OPERATING INCOME TO NON-GAAP OPERATING INCOME

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2020	2019	2020	2019
Operating income, as reported	$245.6	$131.2	$690.1	$486.4
Share-based compensation expense	51.2	43.5	143.3	129.5
COVID-19 shelter-in-place restrictions on manufacturing activities	—	—	2.8	—
Acquisition-related	1.0	10.2	1.6	24.9
Professional services associated with certain legal matters	4.3	—	9.1	—
IT security remediation	0.1	0.7	1.4	5.7
Amortization of acquired intangible assets	231.6	248.7	699.9	745.4
Special charges and other, net	4.3	17.8	8.9	29.5
Non-GAAP operating income	$538.1	$452.1	$1,557.1	$1,421.4
Non-GAAP operating income as a percentage of net sales	39.8%	35.1%	39.2%	36.0%

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RECONCILIATION OF GAAP OTHER EXPENSE, NET TO NON-GAAP OTHER EXPENSE, NET

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2020	2019	2020	2019
Other expense, net, as reported	$(228.8)	$(120.6)	$(495.0)	$(381.8)
Loss on settlement of debt	142.1	—	214.0	2.0
Non-cash other expense, net	13.2	31.1	54.6	91.6
Gains on equity investments	—	—	(0.2)	(1.1)
Non-GAAP other expense, net	$(73.5)	$(89.5)	$(226.6)	$(289.3)
Non-GAAP other expense, net, as a percentage of net sales	(5.4)%	(7.0)%	(5.7)%	(7.3)%

RECONCILIATION OF GAAP INCOME TAX BENEFIT TO NON-GAAP INCOME TAX PROVISION

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2020	2019	2020	2019
Income tax benefit, as reported	$(19.4)	$(300.5)	$(38.3)	$(366.1)
Income tax rate, as reported	(115.5)%	(2,834.9)%	(19.6)%	(350.0)%
Other non-GAAP tax adjustment	39.1	322.3	105.6	434.1
Non-GAAP income tax provision	$19.7	$21.8	$67.3	$68.0
Non-GAAP income tax rate	4.2%	6.0%	5.1%	6.0%

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RECONCILIATION OF GAAP NET INCOME AND GAAP DILUTED NET INCOME PER COMMON SHARE TO NON-GAAP NET INCOME AND NON-GAAP DILUTED NET INCOME PER COMMON SHARE

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2020	2019	2020	2019
Net income, as reported	$36.2	$311.1	$233.4	$470.7
Share-based compensation expense	51.2	43.5	143.3	129.5
COVID-19 shelter-in-place restrictions on manufacturing activities	—	—	2.8	—
Acquisition-related	1.0	10.2	1.6	24.9
Professional services associated with certain legal matters	4.3	—	9.1	—
IT security remediation	0.1	0.7	1.4	5.7
Amortization of acquired intangible assets	231.6	248.7	699.9	745.4
Special charges and other, net	4.3	17.8	8.9	29.5
Loss on settlement of debt	142.1	—	214.0	2.0
Non-cash other expense, net	13.2	31.1	54.6	91.6
Gains on equity investments	—	—	(0.2)	(1.1)
Other non-GAAP tax adjustment	(39.1)	(322.3)	(105.6)	(434.1)
Non-GAAP net income	$444.9	$340.8	$1,263.2	$1,064.1
Non-GAAP net income as a percentage of net sales	32.9%	26.5%	31.8%	27.0%
GAAP net income as a percentage of net sales	2.7%	24.2%	5.9%	11.9%
Diluted net income per common share, as reported	$0.13	$1.20	$0.87	$1.84
Non-GAAP diluted net income per common share	$1.62	$1.32	$4.73	$4.16
Diluted common shares outstanding, as reported	275.4	258.3	267.0	255.8
Diluted common shares outstanding non-GAAP	275.4	258.3	267.0	255.8

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Microchip Technology Reports
Third Quarter Fiscal 2021
Financial Results

Microchip will host a conference call today, February 4, 2021 at 5:00 p.m. (Eastern Time) to discuss this release. This call will be simulcast over the Internet at www.microchip.com. The webcast will be available for replay until February 18, 2021.

A telephonic replay of the conference call will be available at approximately 8:00 p.m. (Eastern Time) on February 4, 2021 and will remain available until 5:00 p.m. (Eastern Time) on February 18, 2021. Interested parties may listen to the replay by dialing 719-457-0820 and entering access code 5852363.

Cautionary Statement:

The statements in this release relating to supply constraints in the industry creating lots of challenges in meeting customer demand, that our global operations team is working hard at increasing production at our internal factories and working with our supply chain partners to get larger allocations of manufacturing capacity and materials, deferring spending for products that go into the office environment, rising demand in the automotive, industrial and consumer end market, that we expect the supply constraints we are currently seeing to continue through much of calendar year 2021, lead times stretching out for many of our products, increases in material and sub-contracted manufacturing costs, that we have taken steps to secure capacity for calendar year 2021 as well as adjust our pricing accordingly, that we have actively managed the working capital requirements for the business, our belief that these actions with our convertible bonds will continue to benefit our stockholders by significantly reducing share count dilution to the extent our stock price appreciates over time, record levels of backlog and long-term order visibility, supply constraints being a significant challenge as our internal and external manufacturing capacity is facing limitations, that we expect our net sales in the March quarter to be up between 5% and 10% sequentially, that we are guiding to a much stronger than seasonal March quarter and we expect significant revenue growth in calendar year 2021, our fourth quarter fiscal 2021 guidance for net sales and GAAP and non-GAAP gross margin, operating expenses, operating income, other expense, net, income tax provision, net income, diluted common shares outstanding, earnings per diluted share, expected inventory days in the March 2021 quarter, capital expenditures for the March 2021 quarter and for all of fiscal 2021, continuing to invest in the equipment needed to support the growth of our production capabilities and to mitigate industry capacity constraints by bringing in-house some of our wafer fabrication, assembly and test operations that are currently outsourced, our belief that our end-market demand metric reflects true end-market demand based on when product is sold to direct customers or by our distributors to an end customer and our assumed average stock price in the March 2021 quarter are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties that could cause our actual results to differ materially, including, but not limited to: any continued economic uncertainty due to the impact of the COVID-19 pandemic, actions taken or which may be taken by the Biden administration or the new U.S. Congress, monetary policy, political, geopolitical,
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Microchip Technology Reports
Third Quarter Fiscal 2021
Financial Results

trade or other issues in the U.S. or internationally, any further unexpected fluctuations or weakness in the U.S. and global economies (including China), changes in demand or market acceptance of our products and the products of our customers and our ability to meet any increases in market demand; our ability to successfully integrate the operations and employees, retain key employees and customers and otherwise realize the expected synergies and benefits of our acquisitions; the impact of current and future changes in U.S. corporate tax laws (including the Tax Cuts and Jobs Act of 2017), foreign currency effects on our business; the mix of inventory we hold and our ability to satisfy short-term orders from our inventory; changes in utilization of our manufacturing capacity and our ability to effectively manage and expand our production levels to meet any increases in market demand; competitive developments including pricing pressures; the level of orders that are received and can be shipped in a quarter; changes or fluctuations in customer order patterns and seasonality; the impact of any future significant acquisitions that we may make; our ability to obtain a sufficient supply of wafers from third party wafer foundries and the cost of such wafers, the costs and outcome of any current or future litigation or other matters involving our Microsemi acquisition, the Microsemi business, intellectual property, customers, or other issues; the costs and outcome of any current or future tax audit or investigation regarding our business or the business of Microsemi, our actual average stock price in the March quarter and the impact such price will have on our share count; fluctuations in our stock price and trading volume which could impact the number of shares we acquire under our share repurchase program and the timing of such repurchases; disruptions in our business or the businesses of our customers or suppliers due to natural disasters (including any floods in Thailand), terrorist activity, armed conflict, war, worldwide oil prices and supply, public health concerns (including the COVID-19 pandemic) or disruptions in the transportation system; and general economic, industry or political conditions in the United States or internationally.

For a detailed discussion of these and other risk factors, please refer to Microchip's filings on Forms 10-K and 10-Q. You can obtain copies of Forms 10-K and 10-Q and other relevant documents for free at Microchip's website (www.microchip.com) or the SEC's website (www.sec.gov) or from commercial document retrieval services.

Stockholders of Microchip are cautioned not to place undue reliance on our forward-looking statements, which speak only as of the date such statements are made. Microchip does not undertake any obligation to publicly update any forward-looking statements to reflect events, circumstances or new information after this February 4, 2021 press release, or to reflect the occurrence of unanticipated events.

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Microchip Technology Reports
Third Quarter Fiscal 2021
Financial Results

About Microchip:

Microchip Technology Incorporated is a leading provider of smart, connected and secure embedded control solutions. Its easy-to-use development tools and comprehensive product portfolio enable customers to create optimal designs, which reduce risk while lowering total system cost and time to market. The company's solutions serve more than 113,000 customers across the industrial, automotive, consumer, aerospace and defense, communications and computing markets. Headquartered in Chandler, Arizona, Microchip offers outstanding technical support along with dependable delivery and quality. For more information, visit the Microchip website at www.microchip.com.

Note: The Microchip name and logo, the Microchip logo, PCI Express, PCle, PolarFire and SuperFlash are registered trademarks of Microchip Technology Incorporated in the U.S.A. and other countries. Compute Express Link, CryptoAutomotive, CXL, RTG4 and XpressConnect, are trademarks of Microchip Technology Incorporated in the U.S.A. and other countries. All other trademarks mentioned herein are the property of their respective companies.

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